As filed with the Securities and Exchange Commission on March  __, 2019

Registration No. 333- 213086

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
TAHOE RESOURCES INC.
(Exact name of Registrant as specified in its charter)
British Columbia, Canada	27-1840120
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)
5310 Kietzke Lane, Suite 200
Reno, Nevada, USA 89511
Tel: 1-775-448-5800
(Address and Telephone Number of Registrant’s Principal Executive Offices)
Tahoe Resources USA Inc.
5310 Kietzke Lane, Suite 200
Reno, Nevada, USA 89511
Tel: 1-775-448-5800
(Name, Address, and Telephone Number Of Agent For Service)
With Copies To:
David Stone
Neal, Gerber & Eisenberg LLP
Two North LaSalle Street, Suite 1700
Chicago, Illinois  60602
Tel: (312) 269-8000
________________________________________________

Approximate date of commencement of proposed sale to public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.	☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.	☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
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If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”), filed by Tahoe Resources, Inc. (the “Company”), removes from registration all of the unsold securities registered under the Registration Statement on Form F-3 (Registration No. 333-213086) filed by the Company with the U.S. Securities and Exchange Commission on August 11, 2016 (the “Registration Statement”), pertaining to the registration of 5,000,000 common shares of the Company.
The Company is terminating all offerings of its securities pursuant to the Registration Statement. The Company, by filing this Post-Effective Amendment, hereby removes from registration any and all securities registered but unsold under the Registration Statement. This filing is made in accordance with an undertaking in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that were registered for issuance but remain unsold at the termination of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on March __, 2019.
0799714 B.C. LTD, as successor to TAHOE RESOURCES INC.

By:
Name:
Title:

Note: Effective February 22, 2019, 0799714 B.C. Ltd, a company incorporated pursuant to the laws of British Columbia, Canada, became the successor corporation to Tahoe Resources Inc.
Other than the signature of the Authorized Representative pursuant to Section 6(a) of the Securities Act of 1933, as amended (the “Securities Act”), no other person is required to sign this Post-Effective Amendment to the Registration Statement pursuant to Rule 478 of the Securities Act.

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment to the Registration Statement, solely in the capacity of the duly authorized representative of Tahoe Resources Inc. in the United States, on March  __, 2019.
PAN AMERICAN MINERALS INC. (Authorized U.S. Representative)

By:
Name:
Title: